UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 14, 2008

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2008, the Board of Directors of Cintas Corporation, a Washington corporation (the “Company”), adopted, effective as of October 14, 2008, Amended and Restated By-Laws of the Company (the “Revised By-Laws”).

Apart from non-substantive and conforming changes, the By-Laws of the Company were amended and restated by the Company to include procedures to be followed for shareholder proposals and nominations of directors and to expand the circumstances under which the Company will indemnify and advance expenses to directors, officers and certain employees of the Company.  Such changes include:

•
Requiring shareholders to give notice of shareholder proposals and nominations to the Board of Directors not more than 150 days nor less than 120 days before an annual meeting or, for a special meeting, not later than the tenth day following public announcement of the meeting.

•
Requiring that a shareholder proposal to the Board of Directors include certain disclosures about the proposal including a description of the proposal, the reasons for the proposal and any material direct or interest that the shareholder has in the proposal.

•
Requiring the notice of a shareholder nomination to make certain disclosures about the proposed nominee, including biographical, stock ownership and investment intent information and all other information about the proposed nominee that is required in the solicitation of proxies in an election contest or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934.

•
Requiring the notice of a shareholder proposal or nomination to make certain disclosures regarding the shareholder giving the notice and specified persons associated with such shareholder, including stock ownership information for and any hedging activity or other similar arrangements entered into by such persons.

•
Requiring a shareholder, upon request by the Company, to verify the accuracy or completeness of any information contained in a shareholder proposal or nomination at the Company’s request and stating that a shareholder proposal or nomination that is materially inaccurate or incomplete in any manner shall be disregarded.

•
Expanding the indemnification provisions applicable to current and former directors and officers of the Corporation to include indemnification where such persons are acting in an official capacity or in any other capacity or with respect to an employee benefit plan or being or having been a director or officer, are or were serving in an outside position as a director, officer or management committee member of another entity where such outside service has either been authorized by Board resolution or requested in writing by an officer of the Company.

The Company intends to make corresponding changes to its governance guidelines to the extent such guidelines would be otherwise inconsistent with such changes.

The foregoing is a brief description of the material amendments to the Company’s By-Laws and is qualified in its entirety by reference to the full text of the Revised By-Laws. This description should be read in conjunction with the Revised By-Laws, a copy of which is filed as Exhibit 3 and is incorporated by reference in this Form 8-K.

Item 9.01. – Financial Statements and Exhibits.

(d)           Exhibits.

3           Amended and Restated By-Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINTAS CORPORATION

Date: October 14, 2008	By:	/s/ Thomas E. Frooman
Thomas E. Frooman
Vice President and Secretary - General Counsel